UNITED STATES SECURITIES
AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14C

INFORMATION STATEMENT PURSUANT TO SECTION 14(c)
OF THE SECURITIES EXCHANGE ACT OF 1934

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☐	Preliminary Information Statement

☐	Confidential, For Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

☒	Definitive Information Statement

EXEO ENTERTAINMENT, INC.

(Name of Registrant as Specified in its Charter)

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EXEO ENTERTAINMENT, INC.
4478 Wagon Trail Ave.
Las Vegas, NV 89118
 (702) 361-3188

Dear Stockholder:

This Information Statement is being furnished on or about July 27, 2015, by Exeo Entertainment, Inc., a Nevada corporation (the “Company”), to holders of the Company’s outstanding common stock, par value $0.001 per share (“Common Stock”), as of the close of business on July 27, 2015, pursuant to Rule 14c−2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The purpose of this Information Statement is to inform you that we have obtained the written consent of the holders of the majority of the issued and outstanding shares of our Common Stock to elect one additional independent director to our Board of Directors (the “Board”), to serve until our Annual Meeting of Shareholders to be held in 2016 and until his successor is elected, thereby increasing our Board from two (2) members to three (3).

The holders of the majority of our issued and outstanding shares of Common Stock executed a written consent in favor of the foregoing action on July 16, 2015. This consent satisfied the stockholder approval requirements under Nevada law and our certificate of incorporation and will allow us to take the proposed action as soon as practicable.

Under Nevada law, shareholders of our common stock are not entitled to dissenter's rights of appraisal with respect to our proposed action to increase our Board from two (2) to three (3) Directors.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. Your consent to the aforementioned action is not required and is not being solicited. The accompanying Information Statement is being furnished to you for informational purposes only. Please read the accompanying Information Statement carefully.

/s/ Robert S. Amaral
Robert S. Amaral
Chief Executive Office

July 27, 2015

EXEO ENTERTAINMENT, INC.
4478 Wagon Trail Ave.
Las Vegas, NV 89118
 (702) 361-3188
_______________________

INFORMATION STATEMENT

Dated July 27, 2015

WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND US A PROXY

INTRODUCTION

This Information Statement is being mailed on or about July 27, 2015 to the stockholders of record of Exeo Entertainment, Inc. (the “Company,” “we” or “us”) at the close of business on July 27, 2015 (the “Record Date”). This Information Statement is being sent to you for information purposes only. No action is required or requested on your part.

This Information Statement is being provided to inform you that on July 16, 2015, a majority of the stockholders of the Corporation executed a written consent in accordance with Nevada Revised Statute Section 78.320 electing one (1) additional independent director to our Board of Directors (the “Board”), to serve until our Annual Meeting of Shareholders to be held in 2016 and until his successor is elected, thereby increasing our Board from two (2) members to three (3) (the “Action”).

            The Action was approved on July 16, 2015, upon the execution of a written consent by the holders of the majority of the issued and outstanding shares of our Common Stock. Because the amendment has been approved by the holders of the requisite number of outstanding shares that are entitled to cast votes, no other stockholder approval of the amendment is necessary. No further notice of the Action described herein will be given to you.

We are currently authorized to issue 100,000,000 shares of Common Stock. As of the close of business on the Record Date, there were 24,462,788 shares of Common Stock. 17,258,436 shares of Common Stock voted in favor of the Action. The requisite stockholder approval of the Action was obtained on July 16, 2015.

The expenses of preparing and mailing this Information Statement and all documents that now accompany or may hereafter supplement it will be borne by us. We will reimburse brokers and other persons holding stock in their names or the names of nominees for their expenses incurred in forwarding this Information Statement to the beneficial owners of such shares.

ACTION TO APPOINT INDEPENDENT DIRECTOR

On July 16, 2015, our board of directors executed a written consent authorizing the appointment of one (1) additional independent Director to our Board, to serve until our Annual Meeting of Shareholders to be held in 2016 and until his successor is elected, thereby increasing the Board from two (2) members to three (3). On July 16, 2015, the holders of the majority of the issued and outstanding shares of our Common Stock acted by written consent to approve the Action.

 ELECTION OF DIRECTORS

On July 16, 2015, holders of a majority of our Common Stock executed and delivered to us a written consent adopting resolutions providing for the election of Ronald Herschend to hold such office until the next annual meeting of the stockholders and until his successor has been duly elected and qualified. Management believes that it is in the best interest of our shareholders to expand our Board to include an independent director. Mr. Herschend brings many years of broad business experience in the entertainment industry that management believes will benefit our shareholders and our company.

BOARD OF DIRECTORS

Set forth below are the names, ages and certain biographical information relating to our board of directors:

Name	Age	Position
Jeffrey A. Weiland	52	President and Director
Robert S. Amaral	47	CEO, Treasurer, Secretary and Director
Ronald Herschend	56	Director

Jeffrey A. Weiland, Age 52, President/Director

Mr. Weiland has over 20 years’ experience in management, sales and marketing, and product development.  Mr. Weiland was a Sergeant in the United States Marine Corps and served from 1985 - 1993.  Mr. Weiland was awarded several military service medals, including the Navy Achievement Medal, and received various letters of appreciation and meritorious masts, personal commendations, and good conduct medals.  He was honorably discharge after serving in Desert Storm.  From 1993 - 1997, Mr. Weiland was a metrology supervisor for Gensia Laboratories, LTD/Sicor Pharmaceuticals, based in Irvine California.  Mr. Weiland received his Bachelor of Science in Business Management, from the University of Phoenix in 1997. From 1997 - 2003, Mr. Weiland was the National Marketing Director for Guardian Technologies USA based in Irvine, California. From 2003 - 2007, Mr. Weiland was a sole proprietor of Weiland Media, which focused on new product development.  From 2008 - 2011, Mr. Weiland devoted 100 percent of his efforts to Digital Extreme Technologies, Inc. Prior to joining our Company, Mr. Weiland had not previously served as an officer or director of any public company.

Robert S. Amaral, Age 47, CEO, Secretary/Treasurer/Director

Mr. Amaral received his MBA in 1997 from Southern Oregon University. In 1996 he received his Bachelor’s Degree in Marketing from Southern Oregon State College. From 1997 – 2000 he was the Director of Marketing of CG Leasing Inc., which later merged with USA Capital Leasing. From 2000 – 2001 Mr. Amaral was a proprietor of a company named Finance Marketing Group, which generated lease finance applications from small businesses across the United States. In 2001, he worked as a Series 3 licensed commodity broker with U.S. Options Corp and Concorde Trading Group. In 2002 Mr. Amaral started Amaral Consultancy where he focused on funding development stage companies. Companies which Mr. Amaral performed contract labor for: L&L Financial, which subsequently changed its name to L& L Energy (LLEN); VSI Wireless, which was acquired by SARS Corporation (SARO.PK); Advanced Ultrasound Imaging, a private healthcare company located in Scottsdale, AZ; American Eagle Motorcycles based in Carlsbad, CA; and Ambient Control Systems located in El Cajon, CA. From 2008 – 2011 Mr. Amaral focused his energies on Digital Extreme Technologies, Inc.  Prior to joining our Company, Mr. Amaral had not previously served as an officer or director of any public company.

Ronald Herschend, Age 56, Director

Mr. Herschend graduated from the University Arkansas in 1980 with a BS degree in Business Administration. Thereafter he graduated from Drury University in 1985 with a Masters of Business Administration degree Mr. Herschend is the owner of Herschend Family Entertainment with properties including Silver Dollar City in Branson Missouri, Dollywood in Pigeon Forge Tennessee, White Water Water Parks, Dixie Stampedes dinner attractions with total annual visitations exceeding five million visitors. Mr. Herschend was employed by Silver Dollar City from1980-1994 where he served as manager in attractions, merchandise and personnel departments He also served as revenue manager for White Water from 1984-1989 where his responsibilities included all merchandise functions all foods operations and all ticket and rental operations. In 1989 he served as White Water general manager and created the " Palm trees in Branson...that will be the day" marketing campaign which saw a twenty percent increase in attendance to the park and also created and implemented a multi park pass which led to White Waters exceeding ticket revenue by $100,000. Mr. Herschend designed and built the 12 million dollar grand village and operated the twenty six retail and food stores. He also opened and operated Breadeaux pizza in Springfield Missouri from1994-1998 and served as district manager for Breadeaux Pizza for north west Arkansas southern Missouri areas where he aided franchisees in marketing, sales, quality control and franchisee relations and communications. Mr. Herschend was elected to and served Taney county as Western district Commissioner from 2001- 2009. He was responsible for collection and expenditure of $17 million dollars of tax revenue and oversaw 225 county employees as direct reports, oversight of purchasing, employment policies, citizen communications and relations. He also oversaw sale of bonds and was directly responsible for design and construction of a 200 bed $ 24 million dollar jail. Mr. Herschend assisted in the creation of a county transportation district and sale of municipal elections bonds for the construction of the privately owned Branson airport. From 2010 - present he manages $700,000 in residential and commercial real estate. Mr. Herschend has served as a director for Herschend Family Entertainment and served ten years as First Community Bank of the Ozarks Board member.

Required Vote

The affirmative vote or written consent of the holders of a majority of the issued and outstanding shares of our Common Stock is necessary to approve the Action. The requisite stockholder approval of the Action was obtained on July 16, 2015.

Notice of Action by Written Consent

Pursuant to Rule 14c-2 of Regulation 14C promulgated under the Securities Exchange Act of 1934, as amended, we are required to distribute an information statement to every stockholder from whom consent is not solicited at least 20 calendar days prior to the earliest date on which the proposed Action becomes effective. This Information Statement serves as the notice required by Rule 14c-2 of Regulation 14C.

Dissenters’ Rights

The stockholders have no right under the Nevada Revised Statutes, the Company’s Certificate of Incorporation consistent with above, or the Company’s bylaws to dissent from the action adopted as set forth herein.

BENEFICIAL OWNERSHIP OF OUR COMMON STOCK

 The following table sets forth certain information, as of July 16, 2015, with respect to holdings of our Common Stock by (i) each person known by us to be the beneficial owner of more than 5% of the total number of shares of Common Stock outstanding as of such date, (ii) each of our directors and executive officers, and (iii) all directors and executive officers as a group. Except as otherwise indicated, the address of each person is c/o Exeo Entertainment, Inc., 4478 Wagon Trail Ave,, Las Vegas, NV 89118.

Title of Class	Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	(1)	Percentage of Class
Common	Jeffrey A. Weiland President/Director	8,628,093		35.27%

Common	Robert S. Amaral Chief Executive Officer/Director	8,630,343		35.27%

Preferred	Ronald Herschend	20,000	(2)	*

	All Officers, Directors and 5% Beneficial Shareholders as a Group	17,338,	436(3)	70.54%

*Less than 1%

(1)	Based on 24,462,788 shares of Common Stock outstanding as of July 16, 2015.
(2)  Ronald Herschend is the beneficial owner of 20,000 Series B Convertible Preferred Shares convertible into 80,000 shares of our Common Stock.
(3)  Represents all shares converted into Common Stock.

Change in Control Transactions in Last Fiscal Year.

We are not aware of any arrangements (including any pledge by any person of our securities), the operation of which did or may at a subsequent date result in a change of control.

HOUSEHOLDING

Under SEC rules, only one annual report, information statement or Notice of Internet Availability of Proxy Materials, as applicable, need be sent to any household at which two or more of our stockholders reside if they appear to be members of the same family and contrary instructions have not been received from an affected stockholder. This procedure, referred to as householding, reduces the volume of duplicate information stockholders receive and reduces mailing and printing expenses for us. Brokers with accountholders who are our stockholders may be householding these materials. Once you have received notice from your broker that it will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, now or at any time in the future, you no longer wish to participate in householding and would like to receive a separate annual report, information statement or Notice of Internet Availability of Proxy Materials, or if you currently receive multiple copies of these documents at your address and would prefer that the communications be householded, you should contact us at 4478 Wagon Trail Ave,, Las Vegas, NV 89118 or at (702) 361-3188.

REQUESTS FOR CERTAIN DOCUMENTS

We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission (the “SEC”). You may read and copy any document we file with the SEC at the SEC’s public reference room at 100 F Street, NE, Washington, DC 20549. Please call the SEC at 1-800-SEC-0330 for information on the public reference room. The SEC maintains an internet site that contains annual, quarterly and current reports, proxy and information statements and other information that issuers (including us) file electronically with the SEC. Our electronic SEC filings are available to the public at the SEC’s internet site, www.sec.gov.

We make available free of charge financial information, news releases, SEC filings, including our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to these reports as soon as reasonably practical after we electronically file such material with, or furnish it to, the SEC.

/s/ Robert S. Amaral
Robert S. Amaral
Chief Executive Officer

July 27, 2015